Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-3 of our report dated January 5, 2022, relating to the consolidated financial statements of Abitibi Royalties Inc. for the years ended December 31, 2020 and 2019, which appears in in Gold Royalty Corp.’s Report on Form 6-K, filed with the Securities and Exchange Commission on June 13, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MNP LLP

Ottawa, Canada

July 6, 2022